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[LOGO]                                                              EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                             for CORPORATE OFFICERS


     THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of this 10TH day of DECEMBER, 1997, by and between Tokheim Corporation, an Indiana Corporation ("Company") and DOUGLAS K. PINNER ("Employee").


                                   RECITALS

     A. Company acknowledges and recognizes the value of Employee's services and deems it necessary and desirable to retain Employee's full-time services.

     B. Employee and Company desire to embody the terms and conditions of Employee's employment in a written agreement which will supersede all prior employment agreements, whether written or oral.

                                   AGREEMENT

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     EMPLOYMENT. Company agrees to employ Employee, and the Employee agrees to serve Company, on a full time basis in the capacity of CHAIRMAN, PRESIDENT & CEO, subject to the terms and conditions of this Agreement.

     1. TERM. Employee's employment shall commence on the effective date of this Agreement and continue for an indefinite period and until such time as it may be terminated by one or both of the parties as provided below.

     2.   DUTIES.

               2.1 During the term of this Agreement, Employee shall have such duties and responsibilities and shall supply such services in the carrying out of such duties and responsibilities as Company, through its Board of Directors ("Board"), any duly appointed Committee of the Board, the Chief Executive Officer of the Company (the "Chief Executive Officer"), or such other Executive Officers as may be designated by the Board, shall, from time to time, direct. Company specifically retains the right to alter or amend the position, responsibilities, duties or services to be performed by Employee in such manner as to it shall be deemed in the best interests of Company. During the term of
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     employment, Employee shall devote his best efforts and skills to the business interests of Company and shall not engage in any commercial enterprise or activity, either directly or indirectly, in conflict with Company's business, or which may in any way interfere with his employment, without the consent of Company.

          2.2 Employee agrees that, during the term of his employment, any and all inventions and discoveries, whether or not patentable, which Employee may conceive or make (collectively, "Inventions"), either alone or in conjunction with others and related or in any way connected with the business of Company, shall be the sole and exclusive property of Company. Employee shall, without further compensation or consideration, but at the expense of Company, and as and when requested to do so by Company, promptly execute and assign any and all applications, assignments and other instruments which Company shall deem necessary in order to apply for and obtain letters patent of the United States and foreign countries for any Inventions, and in order to assign and convey to Company, or to Company's nominee the sole and exclusive right, title and interest in and to any Inventions or any applications or patents thereon. As promptly as known or possessed by Employee, Employee shall disclose to Company all information with respect to any Invention. Employee further agrees that, during the term of employment, any trademarks, tradenames, service marks, trade styles, logos, emblems, labels, slogans and writings, whether or not copyrighted (collectively, "Marks"), originated by Employee, alone or in conjunction with others, and related or in any way connected with the business of Company, shall be the sole and exclusive property of Company. Employee shall, without further compensation or consideration, but at the expense of Company, and as and when requested to do so by Company, take all action necessary to register or otherwise perfect Company's interest in and to any Marks.

          3. COMPENSATION. During the term of this Agreement, Company shall compensate Employee for his services as follows:

               3.1 Employee shall be entitled to a monthly base salary of $33,583.34 (the "Base Salary"). Base Salary will be reviewed periodically. Base Salary shall be payable in semi-monthly or monthly installments, in accordance with the policy of Company at the time of such payments.

               3.2 Employee shall be eligible for such officer's bonus program as may from time to time be made available and applicable to Employee. Provided, however, that nothing in this Agreement shall prevent Company, through its Board, any duly appointed Committees of the Board or such other Executive Officers of the Company as the Board may designate, from altering or amending the terms, eligibility, or other provisions of the officers bonus program, or from eliminating or adding any other bonus programs as it shall from time to time deem appropriate and in the interests of Company.

               3.3 Employee shall be granted participation in all employee benefit plans applicable to Employee's position with Company, including, but not limited to, medical plans, disability plans, life insurance plans, savings plans, stock option

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          plans and such other plans as may from time to time be made available and applicable to Employee (collectively, "Plans"), consistent with the policies of Company and the terms and conditions of the Plans. Nothing in this Agreement shall be deemed to alter the terms and conditions of any Plans or the policy of Company with respect to any Plans, and nothing in this Agreement shall be deemed to entitle Employee to any rights in any Plan which would not otherwise be made available to Employee pursuant to the terms, conditions and provisions of the Plans. Further, nothing in this Agreement shall prevent Company, through its Board, any duly appointed Committees of the Board or such other Executive Officers of the Company as the Board may designate, from altering or amending the terms, eligibility, or other provisions of the Plan, or from eliminating or adding any other Plan as it shall from time to time deem appropriate and in the interests of Company.

                    3.3.1 Except as may otherwise be expressly provided, Employee shall be granted, upon termination of this Agreement, such rights as may be available to him pursuant to any Plan or Plans then in effect.

     4. TERMINATION. Either Company or Employee may terminate this Agreement upon providing written notice to the other.

          4.1 By the Company. In the event this Agreement is terminated with cause (as defined below), Employee shall be entitled to no severance pay and the parties shall each be entitled only to such continuing rights as may be provided in this Agreement or as may otherwise be available to them in law or equity.

               4.1.1 With Cause. For purposes of this Agreement, the termination of this Agreement shall be deemed to have been made with cause only upon the occurrence of one or more of the following circumstances:

                      4.1.1.1 Employee engages in any breach of fiduciary duty, act of dishonesty, or theft involving Company;

                      4.1.1.2  Employee is convicted of a felony;

                      4.1.1.3 Employee discloses Confidential Information in violation of section 7, below, or competes with Company in violation of section 8, below;

                      4.1.1.4 Employee refuses or fails to carry out the duties which may have been assigned to him; or

                      4.1.1.5 Employee continues to violate any written Company policy after written notice by Company of the violation.



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               4.1.2  Without Cause.  In the event Company terminates this
          Agreement without cause, Employee shall be entitled to severance pay equal to 36 months of Employee's Base Salary in effect at the time of the termination, payable at the same interval as his salary at the time of the termination.

                    4.1.2.1 Employee shall have no obligation to mitigate damages by seeking other employment.

                    4.1.2.2 The right to severance pay under this section shall vest upon notice of termination and shall not be affected by Employee's subsequent death or disability.

          4.2 By Employee. In the event Employee terminates this Agreement, Employee shall be entitled to no severance pay and shall be entitled only to such other rights as may be provided in this Agreement or as may otherwise be available to him in law or equity.

          4.3 Death or disability. In the event Employee dies or becomes permanently disabled during the term of this Agreement or any extension of it, this Agreement shall terminate upon the date of such death or permanent disability. In the event this Agreement terminates by Employee's death or disability, Company shall pay Employee's pro-rata Base Salary through the termination date, and Employee shall be entitled to no severance pay. Notwithstanding anything to the contrary, in the event this Agreement terminates as a result of Employee's death or disability, Employee shall be entitled to such continuing benefits as may be provided in any Plan or by law.

     5. RETURN OF COMPANY PROPERTY. Upon termination of this Agreement for any reason, Employee shall immediately surrender to Company, in the same condition as existed prior to termination of this Agreement, all property of Company in his possession or control, including Confidential Information (as defined below), computers, files, and any other property owned by Company. Employee and Company acknowledge and agree that the damages suffered as a result of the breach of this section would be difficult to ascertain. Accordingly, the parties agree that Company shall be entitled to liquidated damages in the amount of $5,000 in the event of a breach by Employee of this section.

     6.  CHANGE IN CONTROL.

         6.1 Benefits payable. Notwithstanding anything in this Agreement to the contrary, Employee shall be entitled to the termination benefits set forth below if this Agreement is terminated by a "Triggering Event." The benefits set forth below shall be in addition to any other benefits which may have accrued to Employee during the term of employment; provided, however, that the provisions regarding direct severance pay shall be exclusive and shall replace any other rights of Employee to direct severance payments as set forth in section 5.

              6.1.1 Triggering Event. For purposes of this Agreement, a Triggering Event shall be deemed to have occurred if:


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     6.1.1.1  there is a Change in Control (as defined below); and

     6.1.1.2  within 36 months after the Change in Control:

                (a) Company terminates this Agreement without cause, or

                (b)  (1)  Employee terminates this Agreement, and

                     (2) in combination with the Change in Control there has been one or more of the following:

                           (i)   a material change of Employee's job
                                 responsibilities,

                           (ii) a greater than 20% reduction of Employee's Base Salary or benefits, or

                           (iii) the relocation of Employee's primary office
                                 location to a distance greater than 50 miles
                                    from the current office location.

     6.1.2 Change in Control. As used in this Agreement, a "Change in Control" shall be deemed to have occurred if there has been one or more of the following:

            6.1.2.1 any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than a trustee or fiduciary holding securities under an employee benefit plan of Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of Company representing twenty percent (20%) or more of the combined voting power of Company's then outstanding voting securities;

            6.1.2.2 there is a merger or consolidation of Company in which Company is not the surviving corporation; or

            6.1.2.3 the business or businesses of Company for which Employee's services are principally performed is disposed of by Company pursuant to a partial or complete liquidation of Company, a sale of assets (including stock of a subsidiary) of Company, or otherwise.

     6.2 Benefits. In the event this Agreement is terminated by a Triggering Event, Employee shall be entitled to the following:


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          6.2.1    Severance pay in an amount equal to 299% of Employee's
          "annualized includible compensation for the base period," within the meaning of section 280(G), of the Internal Revenue Code, as amended. Notwithstanding anything herein to the contrary, any amounts payable pursuant to this subparagraph shall be reduced by the amount of any disability benefits paid to Employee.

               6.2.1.1 Payments under this section shall be made over 36 months in the same interval as Employee's salary as the time of termination of this Agreement.

               6.2.1.2 Employee shall have no obligation to mitigate damages by seeking other employment.

          6.2.2 Medical insurance, life insurance and disability insurance benefits from Company on terms comparable to the benefits provided by Company to Employee as of the date of the termination of this Agreement for 36 months or until Employee shall begin alternative employment.

          6.2.3    Deferred Compensation.   Employee, as a participant in the
Company's Deferred Compensation Plan, shall receive a payment equal to, but not less than, the Company match said Employee received in the year prior to the takeover, or a full year prior to Employee's termination, whichever is later.

          6.3 Notwithstanding anything herein to the contrary, in the event Company reasonably determines that any payment or benefit provided under this section is an "excess parachute payment" within the meaning of section 280(G) of the Internal Revenue Code, as amended, Company shall be entitled to limit the total of all payments or compensation to Employee to the maximum amount payable by Company that would not constitute such "excess parachute payment."

     7.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.   For purposes of this
Agreement, Confidential Information is defined as trade secrets (as defined in Indiana Code 24-2-3-2, as amended), software programs, customer reports, customer lists, vendor reports, vendor lists, and other information regarding customers and vendors utilized by Company in the course of its business, and any information regarding Company's present or future business plans.

          7.1 Employee acknowledges his position with Company will expose Employee to certain Confidential Information of Company; and that Confidential Information constitutes a valuable, special and unique asset of Company's business. Employee will not, during or at any time after the term of his employment, disclose any Confidential Information acquired by Employee during his employment, to any person, firm, corporation, association, or other entity for any purpose, or use Confidential Information for any purpose, other than for the performance of services for Company.

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          7.2  In the event of Employee's actual or threatened breach of the provisions of this section, subject to the provisions of section, Company shall be entitled to obtain an injunction enjoining Employee from committing such actual or threatened breach. In the event Company obtains an injunction enjoining Employee from violating this provision, Company shall be entitled to recover all costs incurred in connection with the injunction, including reasonable attorney's fees. Company shall also be permitted to pursue any other available remedies available for such breach or threatened breach, including the recovery of damages, costs and attorney's fees from Employee.

          7.3 Employee acknowledges that all Confidential Information is the sole and exclusive property of Company. Employee shall surrender possession of all Confidential Information, including documents, computers, software, disks, tape or video recording, or any other written, recorded, or graphic matter, however produced or reproduced, containing Confidential Information to Company upon any suspension or termination of Employee's employment. If, after the suspension or termination of Employee's employment, Employee becomes aware of any Confidential Information in his possession, Employee shall immediately surrender possession of the Confidential Information to Company.

     8. RESTRICTIVE COVENANT. For purposes of this Agreement, "Competing Business" is defined as Gilbarco, Wayne, Schlumberge, Bennett, and Tatsuno, and their respective affiliates and subsidiaries, both domestic and international, and any other company engaged in the petroleum dispensing manufacturing business or point of sale equipment business related to petroleum dispensing.

          8.1 Employee hereby covenants and agrees that, for the greater of 36 months after termination of this Agreement, or such time as Employee is receiving any severance pay from Company (the "Restricted Period") Employee will not, directly or indirectly own, manage, operate, control, be controlled by, participate in, be employed by, or be connected in any manner with the ownership, management, operation or control of any Competing Business. Employee further covenants and agrees that he will not during the Restricted Period contact or attempt to contact, either directly or indirectly, any customers of Company as they may exist at the time of termination of Employee's employment for the purpose of soliciting such customer's business for or on behalf of any Competing Business. Employee specifically acknowledges and agrees that Company's business is international in scope and that the restriction as contained in this section is intended to cover activity by Employee both domestically and internationally. Employee further stipulates, covenants and agrees that a reasonable geographic restriction, as that term is used and defined by Indiana law, on Employee's activity's under this section is the entire world.

          8.2 In the event of Employee's actual or threatened breach of the provisions of this section, subject to the provisions of section , Company shall be entitled to obtain an injunction enjoining Employee from committing such actual or threatened breach. In the event Company obtains an injunction enjoining Employee from violating this provision, Company shall be entitled to recover all costs incurred in connection with the injunction, including reasonable attorney's fees. Company shall also be permitted to pursue any other
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     available remedies available for such breach, including the recovery of damages, costs and attorney's fees from Employee.

          8.3 If a court of competent jurisdiction or any arbitrator determines that any provision or restriction in this section is unreasonable or unenforceable, the court or arbitrator shall modify such restriction or provision so that the agreement then becomes an enforceable restriction of the activities of Employee.

     9. FORFEITURE OF BENEFITS. In the event Employee is breaching his obligations under either section 7 or section 8 of this Agreement, Employee shall forfeit all future payments or compensation payable or provided by Company.

     10. NO CONTINUING OBLIGATION. Employee acknowledges and agrees that this Agreement does not grant Employee the right to continue as an Employee of Company as an executive or in any other capacity.

     11. NO TRUST ESTABLISHED. All payments provided under this Agreement shall be paid in cash from the general funds of Company and no separate or special fund has been or shall be established and no segregation of assets has been or shall be made to assure payment. Employee shall have no right, title or interest in or to any investments or other assets which Company may acquire or obtain to assist in meeting its obligations under this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Company and Employee or any other person. The right of any person to receive payments from Company under this Agreement shall be no greater than the rights of a general unsecured creditor of Company.

     12.  TAXES, ETC.    Company may withhold from any payments or benefits
provided under this Agreement:

          12.1 all federal, state, city or other taxes as required pursuant to any law or governmental regulation or ruling; and

          12.2 any amounts owed by Employee to Company for any reason at the time of the termination of this Agreement.

     13. NO ASSIGNMENT OR ALIENATION. This Agreement shall not be assignable by Employee without Company's prior written consent; provided, however, that nothing in this paragraph shall preclude Employee from designating a beneficiary to receive any benefit payable upon his death, or preclude Employee's executors, administrators or other legal representatives of his estate from assigning any rights hereunder to the person or persons entitled thereto. Further, except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, communication, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

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     14.  ARBITRATION.  Employee and Company recognize and agree that the arbitration of disputes provides mutual advantages in terms of facilitating the fair and expeditious resolution of disputes. In consideration of these mutual advantages, the parties agree as follows:

          14.1  Scope of Arbitration.    The parties will submit to arbitration,
          in accordance with these provisions, any and all disputes either party may have arising from or related to this Agreement, and any other disputes between the parties arising from or related to their employment relationship, including but not limited to, any disputes regarding alleged common law tort violations or violations of state or federal statutory rights. The parties further agree that the arbitration process set forth below shall be the exclusive means for resolving all disputes made subject to arbitration but that no arbitrator shall have authority to determine whether disputes fall within the scope of these arbitration provisions.

          14.2 Governing Law. Employee and Company agree that the interpretation and enforcement of the arbitration provisions of this Agreement, including any right to appeal, shall be governed by the Indiana Uniform Arbitration Act, I.C. 34-4-2-1, et seq.


          14.3 Time Limits on Submitting Disputes. Employee and Company acknowledge and agree that one of the objectives of this arbitration provision is to resolve disputes expeditiously, as well as fairly, and that it is the obligation of both parties, to those ends, to raise any disputes subject to arbitration under this Agreement in an expeditious manner. Accordingly, the parties agree to waive all statutes of limitations that might otherwise be applicable, and agree further that, as to any dispute subject to arbitration pursuant to this Agreement, notice of a demand for arbitration must be provided to the other party:

               14.3.1 In the event of a dispute arising out of a termination of this Agreement, within 6 months of the date of termination;

               14.3.2 In the event of a breach of section or section of this Agreement, within 4 months after the Chief Executive Officer has actual knowledge of the breach; or

               14.3.3 In the event of any other dispute, within 3 months after the dispute arises.

     Failure to demand arbitration on claims within these time limits is intended to, and shall to the furthest extent permitted by law, be a waiver and release with respect to such claims, and, in the absence of a timely submitted written demand for arbitration, an arbitrator has no authority to resolve the disputes or render an award.

     14.4 Availability of Provisional Relief. Notwithstanding anything herein to the contrary, nothing in this section shall prevent Company or Employee from obtaining injunctive

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relief from a court of competent jurisdiction to enforce the obligations of sections and for which either party may require provisional relief pending a decision on the merits by the arbitrator.

     14.5 American Arbitration Association Rules Apply as Modified Herein. Any arbitration of disputes shall be conducted under the Model Employment Procedures of the American Arbitration Association (AAA), as modified in this Agreement.

     14.6  Invoking Arbitration.    Either party may invoke the arbitration
procedures described in this Agreement by written notice of a demand for arbitration (an "Arbitration Notice"). An Arbitration Notice shall contain a statement of the matter to be arbitrated in sufficient detail to establish the timeliness of the demand. The parties shall then have 10 business days within which they may identify a mutually agreeable arbitrator. After the 10-day period has expired, the parties shall prepare and submit to the AAA a joint submission, with each party to contribute half of the appropriate administrative fee. In their submission to the AAA, the parties shall either designate a mutually acceptable arbitrator or request a panel of arbitrators from the AAA according to the procedure described in section , below.

     14.7 Arbitrator Selection. In the event the parties cannot agree upon an arbitrator within 10 business days after the Arbitration Notice is received, their joint submission to the AAA shall request a panel of seven arbitrators from the joint Labor and Commercial Arbitration Panels who are practicing attorneys with professional experience in the field of labor and/or employment law and the parties shall attempt to select an arbitrator from the panel according to AAA procedures. If the parties remain unable to select an arbitrator, they shall request from AAA a panel of three comparably qualified arbitrators from which the AAA shall reject the least preferred candidate of each party and select the candidate with the highest joint ranking of the parties.

     In the event of the death or disability of an arbitrator, the parties shall select a new arbitrator as provided above. The substitute arbitrator shall have the power to determine the extent to which he or she shall act on the record already made in arbitration.

     14.8 Prehearing Procedures. Upon accepting assignment as arbitrator, the arbitrator shall promptly conduct a preliminary hearing at which each party shall be entitled to submit a brief statement of their respective positions, and at which the arbitrator shall establish a timetable for prehearing activities and the conduct of the hearing, and may address initial requests from the parties for prehearing disclosure of information. At the preliminary hearing and/or thereafter, the arbitrator shall have the discretion and authority to order, upon request or otherwise, the prehearing disclosure of information to the parties. Such disclosure may include, without limitation, production of requested documents, exchange of witness lists and summaries of the testimony of proposed witnesses, and examination by deposition of potential witnesses, to the end that information disclosure shall be conducted in the most expeditious and cost-effective manner possible, and shall be limited to that which is relevant and for which each party has a substantial, demonstrable need. The arbitrator shall further have the authority, upon request or otherwise, to conference with the parties or their designated representatives concerning any matter, and to set or modify timetables for all aspects of the arbitration proceeding.

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          The arbitrator may award either party its reasonable attorney's fees and costs, including reasonable expenses associated with production of witnesses or proof, upon a finding that the other party (a) engaged in unreasonable delay,
(b) failed to comply with the Arbitrator's discovery order, or (c) failed to comply with requirements of confidentiality hereunder. The arbitrator shall also have the authority, upon request or otherwise, to entertain and decide motions for prehearing judgment.

          14.9 Stenographic Record. There shall be a stenographic record of the arbitration hearing, unless the parties agree to record the proceedings by other reliable means. The costs of recording the proceedings shall be borne equally by the parties.

          14.10 Location. Unless otherwise agreed by the parties, arbitration hearings shall take place in Fort Wayne, Allen County, Indiana at a mutually agreeable place or, if no agreement can be reached, at a place designated by the AAA.

          14.11 The Hearing. At any hearing, the party bearing the burden of proof according to the governing substantive law shall present its evidence first.

          14.12 Posthearing Briefs. After the close of the arbitration hearing, and on any issue concerning prehearing procedures, the arbitrator shall allow the parties to submit written briefs.

          14.13 Confidentiality. All arbitration proceedings hereunder shall be confidential. Neither party shall disclose any information about the evidence produced by the other in the arbitration proceeding or about documents produced by the other in connection with the proceeding, except in the course of a judicial, regulatory or arbitration proceeding, or as may be requested by governmental authority. Before making any disclosure permitted by the preceding sentence, the party shall give the other party reasonable written notice of the intended disclosure and an opportunity to protect its interests. Expert witnesses and stenographic reporters shall sign appropriate nondisclosure agreements.

          14.14 Costs. As to any disputes arising from the termination of the Agreement, each party shall be responsible for its costs, including attorney's fees, incurred in any arbitration, and the arbitrator shall not have authority to include all or any portion of said costs and fees in his or her award. The costs and fees of the arbitrator and of the AAA shall be borne equally by the parties.

               14.14.1 Notwithstanding anything herein to the contrary, Company shall be entitled to recover its costs and attorney's fees incurred in enforcing the provisions of section 7 and section 8.

          14.15 Remedies. Subject to the provisions of section , the arbitrator shall have authority to award any remedy or relief that a federal or state court situated in the State of Indiana could grant in conformity to applicable law.

          14.16 Law Governing the Arbitrator's Award. In rendering an award, the arbitrator shall determine the rights and obligations of the parties, including employment

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discrimination issues, according to federal law and the substantive law of the
State of Indiana (excluding conflicts of laws principles) as though the matter were before a court of law.

          14.17 Written Awards and Enforcement. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The parties agree that a competent court shall enter judgment upon the award of the arbitrator, provided it is in conformity with the terms of this Agreement.

          14.18 Conflict in Procedure. If any part of this arbitration procedure is in conflict with any mandatory requirement of applicable law, the mandatory requirement shall govern, and the procedure set forth above shall be reformed and construed to the maximum extent possible in conformance with the applicable law. The procedure shall remain otherwise unaffected and enforceable.

     15.  MISCELLANEOUS.

               15.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and all prior negotiations and agreements, whether written or oral, are merged into this Agreement.

               15.2 Severability. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such provision had never been contained in it, and any such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted.

               15.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one document representing the agreement among the parties.

               15.4 Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

               15.5 Amendment. This Agreement may not be amended, discharged, terminated, or changed orally; and any such proposed amendment, discharge, termination, or change shall be in writing and signed by the party against whom such amendment, change, discharge, or termination is sought.

               15.6 Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach; and no waiver shall be valid unless it is in writing and is signed by the party against whom such waiver is sought.

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               15.7  Extension of Noncompete Period.  The periods of time during which Employee is prohibited from engaging in such business practices pursuant to this Agreement shall be extended by any length of time during which Employee is in breach of any of such covenants.

               15.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

               15.9 Survival. The provisions and restrictions contained in sections and shall survive the termination of this Agreement and Employee's employment with Company.

               15.10 Attorney Fees and Expenses. Except as expressly provided in this Agreement or by statute and ordered by an arbitrator or court in accordance with the provisions of this Agreement, no party shall be entitled to recover from the other party the reasonable attorney's fees, costs and expenses incurred as a result of any action to enforce any of the rights under this Agreement.

               15.11 Full Disclosure. Employee acknowledges that Employee's employment with Company is conditioned upon the execution of this Agreement. Employee represents and acknowledges that Employee has carefully reviewed all of the terms and conditions in this Agreement, and has been advised of Employee's right to seek independent legal counsel prior to execution of this Agreement.

               15.12 Notices. Any notice, request, or other communication required or permitted under this Agreement shall be in writing. Notice shall be deemed to have been given only if personally delivered or sent by registered or certified mail, return receipt requested. Any notice so mailed shall be deemed given on the postmark date. Failure or refusal to accept or receive any notice or communication shall not affect the validity of the notice. All such notices shall be given to the respective parties at the addresses designated below, or to such other address as a party may designate in a like manner.

          If to Company:   TOKHEIM CORPORATION
                           c/o TIMOTHY EASTOM, VP HUMAN RESOURCES
                           P.O. BOX 360
                           FORT WAYNE, IN 46801

          If to Employee:  DOUGLAS K. PINNER
                           13701 SQUAWCREEK
                           FORT WAYNE, IN 46804

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     IN WITNESS WHEREOF, the parties have entered into this Agreement the date first written above.


COMPANY                                EMPLOYEE
TOKHEIM CORPORATION

/s/ WALTER S. AINSWORTH                /s/ DOUGLAS K. PINNER
--------------------------------       -----------------------------------
WALTER S. AINSWORTH, CHAIRMAN          DOUGLAS K. PINNER
    COMPENSATION COMMITTEE


/s/ NORMAN L. ROELKE
---------------------------------
Attest:  NORMAN L. ROELKE
Its: VICE PRESIDENT, SECRETARY & GENERAL COUNSEL

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